EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL
OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Cathay Merchant Group, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(1)

the Transition Report on Form 10-KSB of the Company for the transition period from August 1, 2005 to December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2006	By: /s/ Michael J. Smith

Michael J. Smith
Principal Executive Officer, Principal Financial and
Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Cathay Merchant Group, Inc. and will be retained by Cathay Merchant Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.